UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2006

Progress Software Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 0-19417

Massachusetts	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)

(781) 280-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Ex-99.1 Press Release dated July 25, 2006

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On July 25, 2006, Progress Software Corporation issued a press release announcing that, as a result of the delay in filing its Quarterly Report on Form 10-Q for the three months ended May 31, 2006, it has received a Nasdaq Staff Determination Letter dated July 19, 2006 indicating that the company’s common stock is subject to delisting from the Nasdaq Global Select Market pursuant to Nasdaq Marketplace Rule 4310(c)(14).
As previously announced, Progress Software is undertaking a voluntary review of its stock option practices. Because the option review is not yet complete and its impact on the stock-based compensation charges and related tax matters in the company’s financial statements for the periods ended May 31, 2006 and 2005 has not yet been determined, the company has not been able to file its Quarterly Report on Form 10-Q for the period ended May 31, 2006 on a timely basis.
Progress Software will appeal the Nasdaq Staff’s determination by requesting a hearing before the Nasdaq Listing Qualifications Panel pursuant to Nasdaq Marketplace Rule 4805. The hearing request will automatically stay the delisting of the company’s common stock pending the Panel’s review and determination.
Until the Panel issues a determination following the hearing, and thereafter during the period of any conditional exception granted by the Panel, the company’s common stock will continue to be listed on the Nasdaq Global Select Market. There can be no assurance that the determination of the Panel following the hearing will be favorable, or that any conditional exception will be granted by the Panel.
A copy of the press release is attached as Exhibit 99.1 to this Current Report.
Item 9.01 Financial Statements and Exhibits
(c)      Exhibits
99.1     Press Release dated July 25, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2006	Progress Software Corporation
	By:	/s/ Norman R. Robertson
Senior Vice President,
Finance and Administration and Chief Financial Officer